UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Old York Road, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 20, 2007, American Financial Realty Trust ("AFR") and Gramercy Capital Corp. ("Gramercy") announced that each had called a special meeting of shareholders on February 13, 2008 at The Hilton New York, 1335 Avenue of the Americas, New York, New York. At AFR’s special meeting of shareholders, which will begin at 10:00 a.m. local time, it will seek shareholder approval of the agreement and plan of merger dated November 2, 2007 (the "Merger Agreement") with Gramercy and certain of its affiliates and the transactions contemplated thereby. At Gramercy’s special meeting of shareholders, which will begin at 10:30 a.m. local time, it will seek shareholder approval of the issuance of shares of Gramercy common stock in the mergers contemplated by the Merger Agreement. AFR’s shareholders of record on January 2, 2008 will be entitled to notice of and to vote at AFR’s special meeting of shareholders. Gramercy’s shareholders of record on January 2, 2008 will be entitled to notice of and to vote at Gramercy’s special meeting of shareholders.

AFR and Gramercy also announced that they expect the mergers contemplated by the Merger Agreement to occur during the second half of March 2008, although the companies reserve the right to close earlier.

Reference is hereby made to the press release, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Joint Press Release issued by American Financial Realty Trust and Gramercy Capital Corp. dated December 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

December 20, 2007	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release issued by American Financial Realty Trust and Gramercy Capital Corp. dated December 20, 2007.